SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING  10/31/2006
FILE NUMBER 811-6463
SERIES NO.: 11

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                      $   731
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                      $    35
       Class C                                                      $    50
       Class R                                                      $    16
       Investor Class                                               $   375
       Institutional Class                                          $ 1,066

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                    $000.0942
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                    $000.0145
       Class C                                                    $000.0145
       Class R                                                    $000.0713
       Investor Class                                             $000.0995
       Institutional Class                                        $000.1568

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                        8,236
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        2,226
       Class C                                                        3,068
       Class R                                                          247
       Investor Class                                                 3,057
       Institutional Class                                           13,337

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $ 14.44
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $ 14.30
       Class C                                                      $ 13.98
       Class R                                                      $ 14.40
       Investor Class                                               $ 14.61
       Institutional Class                                          $ 14.54